Exhibit 10.19

MASTER FACILITY AGREEMENT

THIS MASTER FACILITY AGREEMENT, dated as of August 18, 2022 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between CHURCHILL FUNDING I LLC, a Delaware limited liability company, having an address at 450 West 14th Street, New York, New York 10014 (“Lender”) and REALPHA ACQUISITIONS CHURCHILL, LLC, a Delaware limited liability company, having its principal place of business at c/o Manager of ReAlpha Acquisitions Churchill, LLC, ReAlpha Asset Management, Inc., 6615 Longshore Loop, Suite 100, Dublin, Ohio 43017 (“Borrower”).

W I T N E S S E T H:

WHEREAS, the Lender has agreed to provide an uncommitted facility (the “Facility”) wherein the Lender may, at its discretion, make a series of loans to Borrower, in a maximum aggregate principal amount at any one time outstanding not to exceed (without Lender’s sole and absolute discretion) TWO HUNDRED MILLION AND 00/100 DOLLARS ($200,000,000) (the “Facility Amount”), which Facility shall be made by the Lender to Borrower by way of Facility Loans (as hereinafter defined) to be funded by the Lender from time to time as hereinafter set forth; and

WHEREAS, as a condition to the Lender extending the Facility to Borrower, the Lender requires that the parties enter into an agreement governing the parties’ rights and obligations under the Facility on the terms, provisions, covenants and conditions hereinafter set forth.

NOW THEREFORE, the parties hereto agree as follows:

1. The Facility. Subject to the terms, provisions, covenants and conditions of this Agreement, the Lender shall, from time to time, on any Business Day (as hereinafter defined) by way of Facility Loans to the Borrower, make portions of the Facility available to Borrower up to, but not in excess of, the Facility Amount unless approved by Lender, in its sole and absolute discretion. Facility Loans under the Facility will be available to Borrower until August 18, 2024. For the avoidance of doubt, this is an uncommitted facility and Lender shall have no obligation to make any Facility Loan.

2. Conditions Precedent. Lender shall have no obligation to enter into or take any action under this Agreement until the following conditions precedent have been satisfied:

(a) Lender shall have received fully executed original of this Agreement.

(b) Lender shall have received (i) certified copies of all organizational documents related to Borrower and Guarantor, which must be acceptable to Lender, in Lender’s reasonable discretion, and (ii) such other evidence of the formation, structure, existence and/or good standing of Borrower and any Guarantor and such other persons as Lender may request, in Lender’s sole and absolute discretion, including, without limitation, good standing or existence certificates, resolutions authorizing the entering into of the Facility and incumbency certificate as may be requested by Lender.

(c) Lender shall have received UCC, judgment, lien, litigation and bankruptcy searches of Borrower, Guarantor, and any other person deemed appropriate by the Lender.

(d) Lender shall have received all documentation and other information requested by Lender or required by regulatory authorities in order for Lender to comply with the requirements of any anti-money laundering laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

(e) There shall have been no material adverse change in the financial condition or business condition of the Borrower or Guarantor since the date of the most recent financial statements and/or other information delivered to Lender. Neither Borrower nor Guarantor shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

(f) All payments, deposits or escrows required to be made or established by Borrower under this Agreement on or before the date hereof shall have been paid.

(g) Intentionally Omitted.

(h) Borrower shall have paid any and all of Lender’s out-of-pocket costs and expenses incurred in connection with this Agreement or any Facility Loan made on the date hereof, including, without limitation, filing and similar fees, taxes and charges, costs of third-party reports, including without limitation, credit reports, underwriting and origination expenses, and all legal fees and expenses charged by counsel to Lender.

(i) Lender or Lender’s counsel shall have received such other and further approvals, opinions (other than non-consolidation opinions), documents and information as Lender or Lender’s counsel may have reasonably requested in a form and substance satisfactory to Lender and Lender’s counsel.

3. Facility Loans and Facility Loan Conditions.

(a) Borrower may from time to time request that portions of the Facility be advanced by the Lender as a facility loan (each, an “Facility Loan” and collectively, “Facility Loans”) by delivering a borrowing request in the form annexed hereto as Exhibit A (the “Borrowing Request”) to the Lender on a Business Day. Each request for a Facility Loan shall be made on notice received by the Lender not later than 12:00 p.m. New York City time ten (10) Business Days prior to the Business Day on which the Borrower requests the Lender to make such Facility Loan. Each Borrowing Request shall be irrevocable and binding on Borrower.

(b) Each Facility Loan shall be on the terms set forth on Schedule I;

(c) Lender’s acceptance of any request to make a Facility Loan (which acceptance shall be in Lender’s sole discretion) is subject to the satisfaction of all of the following conditions precedent (each of which is deemed material and none of which may be waived except in a writing executed by Lender):

(i) Lender shall have received an irrevocable Borrowing Request;

(ii) All conditions of Section 2 hereof shall remain satisfied, performed and unimpaired as of the date of such Facility Loan;

(iii) Lender shall have received the following fully executed and notarized (where applicable) documents (A) a promissory note in the form annexed hereto as Exhibit B (each, a “Note”); (B) a loan agreement in the form annexed hereto as Exhibit C (each, a “Facility Loan Agreement”); (C) a security instrument in the form annexed hereto as Exhibit D (the “Security Instrument”; the applicable real property secured by such Security Instrument is hereafter referred to as the “Property”), (D) an assignment of leases and rents in the form annexed hereto as Exhibit E (the “Assignment of Leases”), (E) a guaranty of recourse obligations, interest and completion in the form annexed hereto as Exhibit F-1, (F) a guaranty of recourse obligations in the form annexed hereto as Exhibit F-2, (G) an environment indemnity agreement in the form annexed hereto as Exhibit G, (H) a pledge and security agreement in the form annexed hereto as Exhibit H and (I) a cross collateralization agreement in the form annexed hereto as Exhibit I (each of the foregoing, together with any and all other agreements, certificates and other documents executed and delivered in connection with any Facility Loan being referred collectively herein as the “Facility Loan Documents”);

(iv) Lender shall have approved and Borrower shall execute a management agreement between Borrower and ReAlpha Asset Management, Inc., a Delaware limited liability company (“AMI”) (the “Asset Management Agreement”). The Asset Management Agreement shall be collaterally assigned to Lender pursuant to an assignment and subordination of management agreement in form and substance acceptable to Lender (the “Collateral Assignment of Asset Management Agreement”);

(v) Lender shall have approved and Borrower and/or AMI shall execute a property management agreement between Borrower and/or AMI and a licensed property manager or a person with property management experience satisfactory to Lender (the “Property Management Agreement”). The initial manager under the Property Management Agreement shall be Vacasa LLC, or an affiliate of Vacasa LLC, authorized to conduct property management in the state. The Property Management Agreement shall be collaterally assigned to Lender pursuant to an assignment and subordination of management agreement in form and substance acceptable to Lender (the “Collateral Assignment of Property Management Agreement”);

(vi) Lender shall have received payment of a fee in an amount equal to one percent (1%) of such Facility Loan;

(vii) In connection with the initial Facility Loan, Borrower shall have (or have caused to be) (A) established a deposit account (the “Deposit Account”) with Signature Bank (the “Deposit Account Bank”) in the name of the Borrower and (B) delivered to Lender an executed copy of the required deposit account control agreement with the Deposit Account Bank entered into in connection with the Deposit Account (the “Deposit Account Control Agreement”);

(viii) Intentionally Omitted;

(ix) Intentionally Omitted;

(x) No Event of Default or any monetary default shall have occurred and be continuing pursuant to this Agreement either on the date such Facility Loan is made or as a result of the making of such Facility Loan;

(xi) No Event of Default or any monetary default shall have occurred and be continuing under any existing Facility Loan;

(xii) No Facility Loan shall result in the Facility exceeding the Facility Amount;

(xiii) Lender shall have completed a satisfactory due diligence of the Property or Properties for which the Borrower seeks a Facility Loan;

(xiv) All of the representations and warranties set forth in this Agreement and the other Facility Loan Documents shall be materially true and correct on and as of the date of the Borrowing Request with the same effect as though such representations and warranties have been made on and as of such date, except to the extent such representations and warranties by their nature expressly relate to an earlier date;

(xv) Lender shall have received any and all such other additional information and documentation as deemed necessary or appropriate by Lender, including, but not limited to any reasonable and customary deliverables that are required in connection with the origination of a mortgage loan (e.g. appraisals, zoning, insurance, title policies, environmental reports, opinions of counsel (including, without limitation, non-consolidation opinions), etc.) with respect to each Facility Loan; and

(xvi) Borrower shall have paid any and all of Lender’s out-of-pocket costs and expenses incurred in connection with this Agreement or any Facility Loan made on the date hereof, including, without limitation, filing and similar fees, taxes and charges, costs of third-party reports, including without limitation, credit reports, underwriting and origination expenses, and all legal fees and expenses charged by counsel to Lender; provided, however, such legal fees described in this Section 3(c)(xvi) shall not exceed $10,000 for any individual Facility Loan without the written consent of the Borrower.

For the avoidance of doubt, the Facility is uncommitted and the making of any Facility Loan is within the sole discretion of the Lender in all respects. Lender shall have no obligation to make any Facility Loan even where all conditions set forth in this section 3 are satisfied.

4. Representations and Warranties. Borrower represents to Lender that:

(a) Organization. Borrower is duly organized and is validly existing, in full force and effect and in good standing in the jurisdiction in which it is organized, with requisite power and authority and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with this Agreement, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the businesses in which it is now engaged. The organizational chart attached as Schedule II hereto, relating to Borrower, certain affiliates and other parties, is true, complete and correct on and as of the date hereof.

(b) Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of Borrower and constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Facility Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Facility Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s other assets and any consent, approval, authorization, order, registration or qualification of or with any governmental authority required for the execution, delivery and performance by Borrower of this Agreement or any other Facility Loan Documents have been obtained and is in full force and effect.

(d) Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and/or Guarantor (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower and the Guarantor, as applicable, as of the date of such reports, and (c) have been prepared in accordance with generally accepted accounting principles throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable c commitments that are known to Borrower. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

(e) Litigation. There are no actions, suits or proceedings at law or in equity by or before any governmental authority or other agency now pending or threatened against or affecting Borrower or any affiliate thereof or Guarantor, which actions, suits or proceedings, if determined against Borrower, Guarantor or any of their affiliates, might materially adversely affect the condition (financial or otherwise) or business of Borrower at law or in equity, or before or by any governmental authority and Borrower is not in default with respect to any order, ruling or decree of any court, arbitration body, or governmental authority.

(f) Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code, and if requested by Lender, Borrower will so certify (or in the case of a disregarded entity, its owner will certify) to Lender or a person designated by Lender under penalties of perjury to the accuracy of this representation, and will provide in such certification such additional information as Lender may reasonably request related thereto.

(g) No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Facility or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any information described in this Section 4(g) or any representation or warranty made herein to be materially misleading.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4 and elsewhere in this Agreement and in the other Facility Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Facility Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Facility Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

5. Covenants. From the date hereof and until repayment of the Facility in full and performance in full of all obligations of Borrower and Guarantor under the Facility Loan Documents in accordance with the terms of this Agreement and the other Facility Loan Documents, Borrower hereby covenants and agreed with Lender that:

(a) Existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all legal requirements applicable to it. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business. Borrower shall remain in good standing under the laws of each state and as to the extent the same are required for the ownership, maintenance and operation of the Properties. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(b) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or Guarantor which might materially adversely affect Borrower’s condition (financial or otherwise).

(c) Material Adverse Change. Borrower shall promptly advise Lender of any material adverse change in Borrower’s condition, financial or otherwise, or of the occurrence of any default or Event of Default of which Borrower has knowledge.

(d) OFAC. At all times throughout the term of this Agreement, Borrower, Guarantor and their respective affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

(e) Confirmation of Representations. Borrower shall deliver, upon the request of Lender, (a) one or more officer’s certificates certifying as to the accuracy of all representations made by Borrower in this Agreement and the other Facility Loan Documents, and (b) certificates of the relevant governmental authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Guarantor.

(f) Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Facility Loan Documents, or (iii) except as expressly permitted under the Facility Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or in each case, without obtaining the prior written consent of Lender.

(g) Name. Identity, Structure, or Principal Place of Business. Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization without, in each case, the consent of Lender.

(h) Additional Indebtedness. With the exception of the Facility Loans, Borrower shall not suffer or incur any additional debt, warehouse financing, obligations as lessee under a capitalized lease or contingent liabilities without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion; provided, however, that this provision shall not restrict the incurrence of any additional debt by a Person other than the Borrower or a Subsidiary thereof to facilitate long term refinancing of any Property after such Property has been subject to a Facility Loan for at least three (3) months, so long as (i) the Property is transferred to such Person in accordance with the terms of Section 5(i) below and (ii) such Facility Loan and all obligations thereunder have been repaid in full on or prior to the date such additional debt is incurred.

(i) Transfers. Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party without the prior written consent of Lender, other than the sale of a Property and corresponding payment in full of all of the principal and interest due on the underlying Facility Loan and all other amounts due and payable under the applicable Facility Loan Documents, in accordance with the terms and provisions of such applicable Facility Loan Documents (including, without limitation, the applicable Cross-Collateralization Agreement).

For purposes of this Section 5(i):

“Restricted Party” shall mean Borrower, any Guarantor, or any Affiliated manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, any Guarantor, any Affiliated manager or any non-member manager.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

(j) Single Purpose Entity. Borrower covenants end agrees that its organizational documents shall provide that it has not, and shall not:

(A) engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of each Property, and entering into the Facility, and activities incidental thereto;

(B) acquire or own any material assets other than (i) each Property, and (ii) such incidental personal property as may be necessary for the operation of each Property;

(C) merge into or consolidate with any Person, or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(D) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing, in full force and effect and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where each Property is located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents, as the case may be;

(E) own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

(F) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, participate in a cash management system with any other Person or fail to use its own separate stationery, telephone number, invoices and checks;

(G) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than with respect to the Facility Loans, except for trade payables in the ordinary course of its business of owning and operating each Property, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, two percent (2%) of the outstanding principal balance of the applicable Note and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances;

(H) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(I) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower, the Affiliates of a member, general partner or principal of Borrower and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements;

(J) enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower, Guarantor or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Borrower, provided that

(i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and

(iii) the agreement meets the standards set forth in this subsection (J) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower, Guarantor, or any member, general partner, principal or Affiliate thereof;

(K) seek the dissolution or winding up in whole, or in part, of Borrower;

(L) fail to correct any known misunderstandings regarding the separate identity of Borrower or any member, general partner, principal or Affiliate thereof or any other Person;

(M) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

(N) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower or any member, general partner, or Affiliate thereof;

(O) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

(P) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower as the case may be, or any member, general partner, principal or Affiliate thereof);

(Q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(R) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower, (ii) any Affiliate of a general partner, principal or member of Borrower or (iii) any other Person. For avoidance of doubt, the parties agree that AMI, which maintains the relationship with the property manager (or may serve as property manager), is allowed to market the properties (owned by any Borrower) through Vacasa on Airbnb or similar sites using any AMI logo(s) or its doing business as designation “reAlpha Homes” or its logo(s);

(S) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(T) pledge its assets for the benefit of any other Person, and with respect to Borrower, other than with respect to the Facility;

(U) fail to maintain a sufficient number of employees in light of its contemplated business operations;

(V) fail to hold its assets in its own name;

(W) if Borrower is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law; and

(X) have any of its obligations guaranteed by an Affiliate except Guarantor in connection with the Facility.

6. Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any representation or warranty made by Borrower or Guarantor herein or in any other Facility Loan Document or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(ii) if an “Event of Default” (as defined in any Facility Loan Agreement) shall have occurred;

(iii) if Borrower, Guarantor or any other guarantor under any guaranty issued in connection with the Facility shall make an assignment for the benefit of creditors; or

(iv) if a receiver, liquidator or trustee shall be appointed for Borrower, Guarantor or any other guarantor under any guarantee issued in connection with the Facility or if Borrower, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time), or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days.

7. Cash Management.

(a) Deposits into Deposit Account.

(i) Borrower represents, warrants and covenants that (i) Borrower shall, or cause any property manager to, immediately (but in no event more than two (2) Business Days thereafter) deposit all Gross Income from Operations (as defined in the Facility Loan Agreements) into the Deposit Account, (ii) intentionally omitted, (iii) other than the Deposit Account, there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of any Property is deposited, and (iv) neither Borrower nor any other Person shall open any other such account with respect to the deposit of income in connection with any Property. Until deposited into the Deposit Account, any Gross Income from Operations from any Property and held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower. Borrower shall pay for all expenses of opening and maintaining the Deposit Account.

(ii) Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 7 without Lender’s prior written consent.

(b) Account Name.

(i) The Deposit Account shall be in the name of Lender.

(ii) In the event Lender transfers or assigns the Facility, Borrower acknowledges that the Deposit Account Bank, at Lender’s request, shall change the name of the Deposit Account, to the name of the transferee or assignee. In the event Lender retains a servicer to service the Facility, Borrower acknowledges that the Deposit Account Bank, at Lender’s request, shall change the name of the Deposit Account to the name of the servicer, as agent for Lender.

(c) Transfer To and Disbursements from the Deposit Account.

(i) From the date hereof through and including repayment in full of the Facility, so long as no Event of Default has occurred, on a monthly basis, Lender shall (or shall cause Deposit Account Bank to) disburse all funds from the Deposit Account to Lender or Lender’s servicer (a “Servicer”), and Lender or Servicer shall disburse such funds (i) first, to a tax reserve account for the applicable Facility Loan for payment of the Monthly Tax Deposit (as defined in the applicable Facility Loan Agreement), (ii) second, to an insurance reserve for the applicable Facility Loan for payment of the Monthly Insurance Premium Deposit (as defined in the applicable Facility Loan Agreement), (iii) third, to Lender for payment of monthly debt service due under the applicable Facility Loan on such date, and (iv) fourth, to the Borrower.

(ii) Upon the occurrence of an Event of Default, Lender shall promptly notify Deposit Account Bank in writing of such Event of Default and, without notice from Deposit Account Bank or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Deposit Account Bank to transfer from) the Deposit Account and (b) Lender shall have all rights and remedies with respect to the Deposit Account and the amounts on deposit therein and the Deposit Account Collateral as described in this Agreement and in the Facility Loan Documents, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Facility Loan Documents, Lender may apply all sums and amounts in the Deposit Account as Lender determines in its sole discretion.

(d) Sole Dominion and Control. Borrower acknowledges and agrees that the Deposit Account is subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Deposit Account Bank, subject to the terms hereof; and Borrower shall have no right of withdrawal with respect to the Deposit Account except with the prior written consent of Lender or as otherwise provided herein.

(e) Security Interest. Borrower hereby grants to Lender a first priority security interest in the Deposit Account and the Deposit Account Collateral as additional security for the Facility.

(f) Financing Statement; Further Assurances. Borrower hereby authorizes Lender to file, and upon Lender’s request, shall execute and deliver to Lender for filing, a financing statement or statements under the UCC in connection with the Deposit Account and the Deposit Account Collateral with respect thereto in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Deposit Account Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to the Deposit Account or Deposit Account Collateral.

(g) Borrower’s Obligation Not Affected. The insufficiency of funds on deposit in the Deposit Account shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Facility Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

8. Release of Property. Provided no Event of Default has occurred and is continuing, Borrower may prepay or repay any Facility Loan in accordance with the applicable Facility Loan Documents (such amount required thereunder, the “Applicable Repayment Amount”), in which case the applicable Security Instrument shall be satisfied in accordance with such Facility Loan Documents and the subject Property may be deemed released from the Facility subject to the terms of Section 5 of the applicable Cross-Collateralization Agreement.

9. Amendments. This Agreement may not be waived, supplemented, amended, modified or discharged except by a written agreement executed by Borrower and the Lender.

10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11. Headings. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

12. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts together constitute but one and the same agreement. In addition, the parties may execute separate signature pages, and such signature pages (and/or signature pages which have been detached from one or more duplicate original copies of this Agreement) may be combined and attached to one or more copies of this Agreement so that such copies shall contain the signatures of all of the parties hereto.

13. Governing Law; Entire Agreement, (a) THIS AGREEMENT AND EVERY OTHER FACILITY LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. This Agreement and the other Facility Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

(b) EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY LOAN DOCUMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, AND (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(c) Each party to this Agreement hereby waives personal service of any summons, complaint and other process issued in any action or proceeding and agrees that service of such summons, complaints and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15 and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof and the date occurring three (3) calendar days after such mailing. Nothing contained in this Section 12 shall affect the right of the Lender to bring proceedings against Borrower in the courts of any other jurisdiction or to serve process on Borrower in any other manner permitted by applicable law.

14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, that Borrower may not assign or transfer any or all of Borrower’s rights or obligations hereunder without the prior written consent of the Lender, which consent may be withheld by the Lender in the Lender’s sole and absolute discretion.

15. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower: ReAlpha Acquisitions Churchill, LLC

c/o ReAlpha Asset

Management, Inc. 6615 Longshore

Loop, Suite 100

Dublin, Ohio 43017

Attention: Mike Logozzo, CFO and Director of

Operations E-mail: mike.logozzo@realpha.com

With a copy to:	Brouse McDowell 600 Superior Avenue East Suite 1600 Cleveland, Ohio 44114 Attention: Molly Z. Brown, Esq.
E-mail: MBrown@brouse.com

If to Lender:	Churchill Funding I LLC 450 West 14th Street New York, New York 10014 Attention: Robert Dakis, Esq.

With a copy to:

King & Spalding LLP

1185 Avenue of the Americas

34th Floor

New York, New York 10036

Attention: Jared S. Zaben, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications or by sending an email to the above addresses.

16. Indemnity. Borrower shall indemnify and hold Lender harmless as provided in the Facility Loan Agreements and/or the other Facility Loan Documents.

17. Further Assurances. Borrower and Guarantor shall execute, acknowledge and deliver, at such Borrower’s and such Guarantor’s sole cost and expense, all further agreements, documents, acts, deeds, conveyances, assignments, estoppel certificates, transfers and assurances as the Lender may reasonably require from time to time in order to better clarify, assure, grant, and convey to the Lender the rights intended to be granted, now or in the future, to the Lender under this Agreement and each of the other Facility Loan Documents.

18. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

19. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment of maturity, presentment for payment, notice of nonpayment, grace, notice of acceleration of maturity, and diligence in collecting the indebtedness (or any portion thereof) are waived by Borrower, all makers, endorsers and guarantors (including, without limitation, Guarantor) of this Agreement and/or the other Facility Loan Documents and all other third party obligors.

20. Joint And Several Liability. If more than one person or entity signs this Agreement or any of the other Facility Loan Documents as Borrower, the representations, covenants, warranties and other obligations of such persons and entities as to their obligations in such capacities shall be joint and several.

21. Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE FACILITY LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

22. Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Ackman Ziff (“Broker”). Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 22 shall survive the expiration and termination of this Agreement and the payment of the Facility in full.

23. Negation of Implied Right to Cure Defaults. Notwithstanding anything contained in this Agreement or any of the other Facility Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the “continuance” of an Event of Default (or words of similar import), Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Facility Loan Document without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

REALPHA ACQUISITIONS CHURCHILL, LLC

BY: REALPHA ASSET MANAGEMENT, ITS MANAGER

/s/ Michael Logozzo
Name:	Michael Logozzo
Title:	Chief Financial Officer and Director of Operations of ReAlpha Asset Management, Inc.

-Signature Page to Master Facility Agreement-

LENDER:

CHURCHILL FUNDING I, LLC

By:	/s/ Derrick Land
Name:	Derrick Land
Title:	Authorized Signer